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                                                                     Exhibit 3.2

                                     BYLAWS
                                       OF
                             THE FIRST JERMYN CORP.

      These Bylaws are supplemental to the Pennsylvania Business Corporation Law and other applicable provisions of law, as the same shall from time to time be in effect.

ARTICLE I. MEETINGS OF SHAREHOLDERS.

      Section 101. Place of Meetings. All meetings of the shareholders shall be held at such place or places, within or without the Commonwealth of Pennsylvania, as shall be determined by the Board of Directors from time to time.

      Section 102. Annual Meetings. The annual meeting of the shareholders for the election of Directors and the transaction of such other business as may properly come before the meeting shall be held at such date or hour as may be fixed by the Board of Directors. Any business which is a proper subject for shareholder action may be transacted at the annual meeting, irrespective of whether the notice of said meeting contains any reference thereto, except as otherwise provided by applicable law.

      Section 103. Special Meetings. Special meetings of the shareholders may be called at any time by the Board of Directors, or by any three or more shareholders owning, in the aggregate, not less than twenty-five percent of the stock of the association.

      Section 104. Conduct of Shareholders' Meetings. The Chairman shall preside at all shareholders' meetings. In the absence of the Chairman of the Board, the President shall preside or, in his/her absence, any Officer designated by the Board of Directors. The Officer presiding over the shareholders' meeting may establish such rules and regulations for the conduct of the meeting as he/she may deem to be reasonably necessary or desirable for the orderly and expeditious conduct of the meeting. Unless the Officer presiding over the shareholders' meeting otherwise requires, shareholders need not vote by ballot on any question.

ARTICLE II. DIRECTORS AND BOARD MEETINGS.

      Section 201. Management by Board of Directors. The business and affairs of the Corporation shall be managed by its Board of Directors. The Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute, regulation, the Articles of Incorporation or these Bylaws directed or required to be exercised or done by the shareholders.
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      Section 202. Nomination for Directors. (B) Nominations for directors to be elected at an annual meeting of shareholders must be submitted to the Secretary of the Corporation in writing not later than the close of business on the twentieth (20th) day immediately preceding the date of the meeting. Such notification shall contain the following information to the extent known to the notifying shareholder: (a) name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the total number of shares of capital stock of the Corporation that will be voted for each proposed nominee;
(d) the name and residence address of the notifying shareholder; and (e) the number of shares of capital stock of the Corporation owned by the notifying shareholder. Nominations not made in accordance herewith may, in his/her discretion, be disregarded by the Presiding Officer of the meeting, and upon his/her instruction, the vote tellers may disregard all votes cast for each such nominee. In the event the same person is nominated by more than one shareholder, the nomination shall be honored, and all shares of capital stock of the Corporation shall be counted if at least one nomination for that person complies herewith.

      Section 203. Directors Must be Shareholders. Every Director must be a shareholder of the Corporation and shall own in his/her own right the number of shares (if any) required by law in order to qualify as such Director. Any Director shall forthwith cease to be a Director when he/she no longer holds such shares, which fact shall be reported to the Board of Directors by the Secretary, whereupon the Board of Directors shall declare the seat of such Directors vacated.

      Section 204. Classification of Directors. The Directors shall be divided into three (3) classes, as nearly equal in number as possible, known as Class 1, consisting of not more than eight (8) Directors; Class 2, consisting of not more than eight (8) Directors; and Class 3, consisting of not more than nine (9) Directors. The initial Directors of Class 1 shall serve until the third (3rd) annual meeting of shareholders. At the third (3rd) annual meeting of the shareholders, the Directors of Class 1 shall be elected for a term of three (3) years and, after expiration of such term, shall thereafter be elected every three (3) years for three (3) year terms. The initial Directors of Class 2 shall serve until the second (2nd) annual meeting of shareholders. At the second (2nd) annual meeting of the shareholders, the Directors of Class 2 shall be elected for a term of three (3) years and, after the expiration of such term, shall thereafter be elected every three (3) years for three (3) year terms. The initial Directors of Class 3 shall serve until the first (1st) annual meeting of shareholders. At the first (lst) annual meeting of shareholders, the Directors of Class 3 shall be elected for a term of three (3) years and, after the expiration of such term, shall thereafter be elected every three (3) years for three (3) year terms. Each Director shall serve until his/her successor shall have been elected and shall qualify, even though his/her term of office as herein provided has otherwise expired, except in the event of his/her earlier resignation, removal or disqualification.


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      Section 205. Compensation of Directors. No Director shall be entitled to any salary as such; but the Board of Directors may fix, from time to time, a reasonable annual fee for acting as a Director and a reasonable fee to be paid each Director for his/her services in attending meetings of the Board and meetings of committees appointed by the Board. The Corporation may reimburse Directors for expenses related to their duties as a member of the Board.

      Section 206. Regular Meetings. Regular meetings of the Board of Directors shall be held on such day, at such hour, and at such place, consistent with applicable law, as the Board shall from time to time designate or as may be designated in any notice from the Secretary calling the meeting. The Board of Directors shall meet for reorganization at the first regular meeting following the annual meeting of shareholders at which the Directors are elected. Notice need not be given of regular meetings of the Board of Directors which are held at the time and place designated by the Board of Directors. If a regular meeting is not to be held at the time and place designated by the Board of Directors, notice of such meeting, which need not specify the business to be transacted thereat and which may be either verbal or in writing, shall be given by the Secretary to each member of the Board at least twenty-four (24) hours before the time of the meeting.

      A majority of the members of the Board of Directors shall constitute a quorum for the transaction of business. If at the time fixed for the meeting, including the meeting to organize the new Board following the annual meeting of shareholders, a quorum is not present, the directors in attendance may adjourn the meeting from time to time until a quorum is obtained.

      Except as otherwise provided herein, a majority of those directors present and voting at any meeting of the Board of Directors, shall decide each matter considered. A director cannot vote by proxy, or otherwise act by proxy at a meeting of the Board of Directors.

      Section 207. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board or at the request of three (3) or more members of the Board of Directors. A special meeting of the Board of Directors shall be deemed to be any meeting other than the regular meeting of the Board of Directors. Notice of the time and place of every special meeting, which need not specify the business to be transacted thereat and which may be either verbal or in writing, shall be given by the Secretary to each member of the Board at least twenty-four (24) hours before the time of such meeting excepting the Organization Meeting following the election of Directors.

      Section 208. Reports and Records. The reports of Officers and Committees and the records of the proceedings of all Committees shall be filed with the Secretary of the Corporation and presented to the Board of Directors, if practicable,


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at its next regular meeting. The Board of Directors shall keep complete records of its proceedings in a minute book kept for that purpose. When a Director shall request it, the vote of each Director upon a particular question shall be recorded in the minutes.

ARTICLE III. COMMITTEES.

      Section 301. Committees. The following two (2) Committees of the Board of Directors shall be established by the Board of Directors in addition to any other Committee the Board of Directors may in its discretion establish:
Executive and Audit

      Section 302. Executive Committee. The Executive Committee shall consist of any five (5) or more Directors. A majority of the members of the Executive Committee shall constitute a quorum, and actions of a majority of those present at a meeting at which a quorum is present shall be actions of the Committee. Meetings of the Committee may be called at any time by the Chairman or Secretary of the Committee, and shall be called whenever two (2) or more members of the Committee so request in writing. The Executive Committee shall have and exercise the authority of the Board of Directors in the management of the business of the Corporation between the dates of regular meetings of the Board.

      Section 303. Audit Committee. The Audit Committee shall consist of at least four (4) Directors, none of whom shall be Officers of the Corporation. Meetings of the Committee may be called at any time by the Chairman or Secretary of the Committee, and shall be called whenever two (2) or more members of the Committee so request in writing. A majority of the members of the Committee shall constitute a quorum, and actions of a majority of those present at a meeting at which a quorum is present shall be actions of the Committee. The Committee shall supervise the audit of the books of the Corporation and recommend for approval by the Board the services of a reputable Certified Public Accounting firm to examine the affairs of the Corporation.

      Section 304. Appointment of Committee Members. The Board of Directors shall elect the members of the Committees and the Chairman and Vice-Chairman of each such Committee to serve until the next annual meeting of shareholders. The President shall appoint or shall establish a method of appointing, subject to the approval of the Board of Directors, the members of any other Committees established by the Board of Directors, and the Chairman and Vice Chairman of such Committee, to serve until the next annual meeting of shareholders. The Board of Directors may appoint, from time to time, other committees, for such purposes and with such powers as the Board may determine.

      Section 305. Organization and Proceedings. Each Committee of the Board of Directors shall effect its own organization by the appointment of a Secretary and such other Officers, except the Chairman and Vice Chairman, as it may deem necessary.


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A record of proceedings of all Committees shall be kept by the Secretary of such
Committee and filed and presented as provided in Section 208 of these Bylaws.


ARTICLE IV. OFFICERS.

      Section 401. Chairman and Vice-Chairman of the Board. The Board of Directors shall appoint one of its members to be the Chairman and Vice-Chairman of the Board to serve at the pleasure of the Board. He shall preside at all meeting of the Board of Directors. The Chairman of the Board shall supervise the carrying out of the policies adopted or approved by the Board. He shall have general executive powers, as well as the specific powers conferred by these bylaws. He shall also have and may exercise such further powers and duties as from time to time may be conferred upon, or assigned to him by the Board of Directors. The Board of Directors shall appoint a Vice-Chairman of the Board to preside at all meetings of the Board of Directors in the absence of the Chairman of the Board and exercise any specific powers that may be conferred upon or assigned to him by the Board of Directors.

      Section 402. President. The Board of Directors shall appoint one of its members to be President of the Corporation. In the absence of the Chairman, and Vice-Chairman, he shall preside at any meeting of the Board. The President shall HAVE general executive powers, and shall have and may exercise any and all other powers and duties pertaining by law, regulation, or practice, to the office of President, or imposed by these Bylaws. He shall also have and may exercise such further powers and duties as from time to time may be conferred upon or assigned to him by the Board of Directors.

      Section 403. Vice President. The Board of Directors may appoint one or more Vice Presidents. Each Vice President shall have such powers and duties as may be assigned to him by the Board of Directors. One Vice President shall be designated by the Board of Directors, in the absence of the President, to perform all the duties of the President.

      Section 404. Secretary. The Board of Directors shall appoint a Secretary, who shall be Secretary of the Board and of the Corporation, and shall keep accurate minutes of all meetings. He shall attend to the giving of all notices required by these Bylaws to be Given. He shall be custodian of the corporate seal, records, documents and papers of the Corporation. He shall provide for the keeping of proper records of all transactions of the Corporation. He shall have and may exercise any and all other powers and duties pertaining by law, regulation or practice, to the office of Secretary, or imposed by these Bylaws. He shall also perform such other duties as may be assigned to him, from time to time, by the Board of Directors.


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      Section 405. Treasurer. The Treasurer shall act under the supervision of the President or such other Officer as the President may designate. The Treasurer shall have custody of the Corporation's funds and such other duties as may be prescribed by the Board of Directors, President or such other Supervising Officer as the President may designate.

      Section 406. Assistant Officers. Unless otherwise provided by the Board of Directors, each Assistant Officer shall perform such duties as shall be prescribed by the Board of Directors, the President or the Officer to whom he/she is an Assistant. In the event of the absence or disability of an Officer or his/her refusal to act, his/her Assistant Officer shall, in the order of their rank, and within the same rank in the order of their seniority, have the powers and authorities of such Officer.

      Section 407. Compensation. Unless otherwise provided by the Board of Directors, the salaries and compensation of all Officers and Assistant Officers, except the President shall be fixed by or in the manner designated by the President.

      Section 408. General Powers. The Officers are authorized to do and perform such corporate acts as are necessary in the carrying on of the business of the Corporation, subject always to the direction of the Board of Directors.


ARTICLE V. SHARES OF CAPITAL STOCK.

      Section 501. Authority to Sign Share Certificates. Every share certificate of the Corporation shall be signed by the President and by the Secretary or one of the Assistant Secretaries. Certificates may be signed by a facsimile signature of the President and the Secretary or one of the Assistant Secretaries of the Corporation.

      Section 502. Lost or Destroyed Certificates. Any person claiming a share certificate to be lost, destroyed or wrongfully taken shall receive a replacement certificate if such person shall have: (a) requested such replacement certificate before the Corporation has notice that the shares have been acquired by a bona fide purchaser; (b) provided the Corporation with an indemnity agreement satisfactory in form and substance to the Board of Directors, or the President or the Secretary; and (c) satisfied any other reasonable requirements (including providing an affidavit and a surety bond) fixed by the Board of Directors, or the President or the Secretary.


ARTICLE VI. GENERAL.

      Section 601. Fiscal Year. The fiscal year of the Corporation shall begin on the first (1st) day of January in each year and end on the thirty-first
(31st) day of December in each year.


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      Section 602. Record Date. The Board of Directors may fix any time whatsoever (whether or not the same is more than fifty (50 days) prior to the date of any meeting of shareholders, or the date for the payment of any dividend or distribution, or the date for the allotment of rights, or the date when any change or conversion or exchange of shares will be made or will go into effect, as a record date for the determination of the shareholders entitled to notice of, or to vote at, any such meetings, or entitled to receive payment of any such dividend or distribution, or to receive any such allotment of rights, or to exercise the rights in respect to any such change, conversion or exchange of shares.

      Section 603. Absentee Participation in Meetings. One (1) or more Directors may participate in a meeting of the Board of Directors, or of a Committee of the Board, by means of a conference telephone or similar communications equipment, by means of which all persons participating in the meeting can hear each other.

      Section 604. Emergency Bylaws. In the event of any emergency resulting from a nuclear attack or similar disaster, and during the continuance of such emergency, the following Bylaw provisions shall be in effect, notwithstanding any other provisions of the Bylaws:

            (a) A meeting of the Board of Directors or of any Committee thereof may be called by any Officer or Director upon one (1) hour's notice to all persons entitled to notice whom, in the sole judgment of the notifier, it is feasible to notify;

            (b) The Director or Directors in attendance at the meeting of the Board of Directors or of any Committee thereof shall constitute a quorum; and

            (c) These Bylaws may be amended or repealed, in whole or in part, by a majority vote of the Directors attending any meeting of the board of Directors, provided such amendment or repeal shall only be effective for the duration of such emergency.

      Section 605. Severability. If any provision of these Bylaws is illegal or unenforceable as such, such illegality or unenforceability shall not affect any other provision of these Bylaws and such other provisions shall continue in full force and effect.


ARTICLE VII. AMENDMENT OR REPEAL.

      Section 701. Amendment or Repeal by the Board of Directors. These Bylaws may be amended or repealed, in whole or in part, by a majority vote of members of the Board of Directors at any regular or special meeting of the Board duly convened. Notice need not be given of the purpose of the meeting of the Board of Directors at which the amendment or repeal is to be considered.

      Section 702. Recording Amendments and Repeals. The text of all amendments and repeals to these Bylaws shall be attached to the Bylaws with a notation of the date and vote of such amendment or repeal.


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ARTICLE VIII. APPROVAL OF AMENDED BYLAWS AND RECORD OF AMENDMENTS AND REPEALS.

      Section 801. Approval and Effective Date. These Bylaws have been approved as the Bylaws of the Corporation this 23rd day of February, 1984, and shall be effected as of said date.

                                            Garfield G. Thomas
                                            --------------------------------
                                            Garfield G. Thomas, Secretary

      Section 802. Amendments or Repeals.


      Section Involved              Date Amended
      ----------------              or Repealed             Approved By
                                    -----------             -----------
      #501 Treasurer is             March 6, 1985           Board of Directors
      authorized to sign                                    at a regular meeting
      stock certificates                                    of the corporation.
      of corporation.

      #303 Audit Committee          March 19, 1986          Board of Directors
      (Changed from 4                                       at a regular
      directors to three                                    meeting of the
      directors). Remainder                                 corporation.
      of Section 303
      remains the same.

ARTICLE IX. LIABILITY OF DIRECTORS: INDEMNIFICATION.

      Section 901. Elimination of Liability. To the fullest extent permitted by the Directors' Liability Act. (42 Pa. C.S. Section 8361 et seq.) and the Business Corporation Law of the Commonwealth of Pennsylvania, a director of the corporation shall not be personally liable for monetary damages for any action taken or any failure to take any action unless the director has breached or failed to perform the duties of his or her office as set forth in the Directors' Liability Act and such breach or failure constitutes self-dealing, willful misconduct or recklessness. The provisions of this Section 901 shall not apply with respect to the responsibility or liability of a director under any criminal statute or the liability of a director for the payment of taxes pursuant to local, state or federal law.

      Section 902. Indemnification. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative by reason of the fact that such person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), amounts paid in settlement, judgments, and fines actually and reasonably incurred by such person in connection with such action, suit, or proceeding; provided, however, that no indemnification shall be made in any case where the act or failure to act giving


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rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

      Section 903. Expenses. Expenses (including attorneys' fees) incurred in defending a civil or criminal action, suit, or proceeding shall be paid by the corporation in advance of the final disposition of such action, suit, or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee, or agent to repay such amount if it shall be ultimately determined that he is not entitled to be indemnified by the corporation as authorized in this Article IX.

      Section 904. Non-Exclusive. The indemnification and advancement of expenses provided by this Article IX shall not be deemed exclusive of any other right to which persons seeking indemnification and advancement of expenses may be entitled under any agreement, vote of shareholders or disinterested directors, or otherwise, both as to actions in such persons' official capacity and as to their actions in another capacity while holding office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such person.

      Section 905. Insurance, Etc. The corporation may purchase and maintain insurance on behalf of any person, may enter into contracts of indemnification with any person, may create a fund of any nature (which may, but need not be, under the control of a trustee) for the benefit of any person, and may otherwise secure in any manner its obligations with respect to indemnification and advancement of expenses, whether arising under this Article IX or otherwise, to or for the benefit of any person, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of this Article IX.

      Section 906. Amendment. Notwithstanding anything herein contained to the contrary, this Article IX may not be amended or repealed, and a provision inconsistent herewith may not be adopted, except by the affirmative vote of 75% of the members of the entire Board of Directors or by the affirmative vote of shareholders of the corporation entitled to cast at least 75% of all votes which shareholders of the corporation are then entitled to cast, except that, if the Business Corporation Law or the Directors' Liability Act is amended or any other statute is enacted so as to decrease the exposure of directors to liability or to increase the indemnification rights available, this Article IX and any other provision of these Bylaws inconsistent with such decreased exposure or increased indemnification rights shall be amended, automatically and without any further action on the part of shareholders or directors, to reflect such decreased exposure or to include such increased indemnification rights, unless such legislation expressly otherwise requires. Any repeal or modification of this
Article IX by the shareholders of the corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the corporation or any right to indemnification for any action taken or any failure to take any action occurring prior to the time of such repeal or modification.


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      Section 907. Severability. If, for any reason, any provision of this
Article IX shall be held invalid, such invalidity shall not affect any other provision not held so invalid, and each such other provision shall, to the full extent consistent with law, continue in full force and effect. If any provision of this Article IX shall be held invalid in part, such invalidity shall in no way affect the remainder of such provision, and the remainder of such provision, together with all other provisions of this Article IX shall, to the full extent consistent with law, continue in full force and effect.


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